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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-13353, No. 333-35455, No. 333-45347, No. 333-39019, No.
333-34127, No. 333-23039, No. 333-70675, No. 333-75941, No. 333-89259, and No.
333-90181) and in the related Prospectuses and in the Registration Statements (Form S-8 No. 33-80343, No. 333-41491, No. 333-68549, and No. 333-75637)
pertaining to the registration of the 1998 Employee Incentive Plan, the 1997 Incentive Plan, the 1995 Incentive Plan, 1995 Non-employee Director Stock Plan, 1994 Stock Compensation Plan and Misc. Non-Qualified Stock Options of WAVO Corporation of our report dated January 25, 1999, with respect to the consolidated financial statements of WAVO Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 1999.




/s/  ERNST & YOUNG LLP
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Phoenix, Arizona
March 29, 2000

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